Exhibit 10.1
ROPER TECHNOLOGIES, INC.
EMPLOYEE STOCK PURCHASE PLAN
(As Amended and Restated Effective July 1, 2024)

This document amends and restates in its entirety the Roper Technologies, Inc. Employee Stock Purchase Plan previously adopted by the shareholders of the Company on March 17, 2000, and subsequently amended by the Board of Directors of the Company.
1.Purpose. The purpose of the Roper Technologies, Inc. Employee Stock Purchase Plan (the “Plan”) is to provide employees of the subsidiaries of Roper Technologies, Inc. (formerly known as Roper Industries, Inc.) (the “Company”) with an opportunity to participate in the benefit of stock ownership and to acquire an interest in the Company through the purchase of common stock, $.01 par value per share, of the Company (the “Common Stock”). The Company intends the Plan to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Code Section 423.
2.Definitions.
(a)“Compensation” means the base pay (including overtime), commissions and bonus amounts paid in cash to an Employee by a Plan Sponsor with respect to an Offering Period (defined below). Notwithstanding the foregoing, the Company, in its sole discretion, may determine to exclude bonuses and commissions from Compensation for any given Offering Period, provided that any such determination shall apply consistently to all Employees who are granted purchase rights for such Offering Period.
(b)“Employee” shall mean any person, including an officer, who is customarily employed for more than twenty (20) hours per week and for more than five (5) months during any calendar year, and who is having payroll taxes withheld from his/her Compensation on a regular basis, by a Plan Sponsor.
(c)“Plan Sponsor” means the Company and any Subsidiary which adopts the Plan with the approval of the Company or which is otherwise designated by the Company as a Plan Sponsor.
(d)“Plan Administrator” has the meaning set forth in Paragraph 12.
(e)“Subsidiary” means an entity which may be treated as a “subsidiary corporation” within the meaning of Code Section 424(f).

3.Eligibility.
(a)Any Employee who has been employed by a Plan Sponsor before the Beginning Date (defined below) of an Offering Period (defined below) shall be eligible to participate in the Plan for that Offering Period.
(b)No Employee shall be granted purchase rights if, immediately after the grant, that Employee would own shares or hold outstanding rights to purchase shares, or both, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiaries, taking into account the rules of Section 424(d) of the Code with regard to the attribution of stock ownership as stock owned by the Employee.
(c)An Employee shall cease to be an active participant in the Plan upon the earliest to occur of:
(i)the date of a withdrawal under Paragraph 10(a) or (b) below; or
(ii)the date of a termination of employment from all Plan Sponsors.
4.Offering Period. “Offering Period” shall mean each calendar quarter beginning with the calendar quarter commencing January 1 of each calendar year and each calendar quarter thereafter until the Plan is otherwise amended or terminated. Each Offering Period will begin on the first day of that Offering Period (the “Beginning Date”) and end on the last day of that Offering Period (the “Exercise Date”).
5.Participation. The Company will make available to each eligible Employee (which may be accomplished through notice of a registration website) an authorization notice as prescribed by the Plan Administrator (the “Authorization”) which must be completed to effect his or her right to commence participation in the Plan. An eligible Employee may become a participant for an Offering Period by completing the Authorization and delivering same to the Company (which may be accomplished through a registration website made available by or on behalf of the Plan Sponsor) at least one (1) day prior to the appropriate Beginning Date. All Employees granted purchase rights under the Plan shall have the same rights and privileges, except that the amount of Common Stock which may be purchased under such rights may vary in a uniform manner according to Compensation.
A participant will be deemed to have elected to participate in each subsequent Offering Period following his or her initial election to participate in the Plan, unless (i) a written withdrawal notice is delivered to the Plan Administrator (which may be accomplished through electing such on a website made available by or on behalf of the Plan Sponsor) at least one (1) week prior to the Beginning Date of an immediately succeeding Offering Period for which the participant desires to withdraw from participation and (ii) provides other information in accordance with the procedures designated by the Plan Administrator.

A participant who has elected not to participate in an Offering Period may resume participation in the same manner and pursuant to the same rules as any eligible Employee making an initial election to participate in the Plan.
6.Method of Payment. A participant may contribute to the Plan through payroll deductions, as follows:
(a)A participant shall elect on the Authorization to have deductions made as payroll deductions from the participant’s Compensation for the Offering Period at a rate expressed as a percentage of Compensation in whole number increments which is at least one percent (1%), but not in excess of ten percent (10%), of the participant’s Compensation.
(b)All payroll deductions made for a participant shall be credited to the participant’s account under the Plan. All payroll deductions made from participants’ Compensation shall, except to the extent prohibited by applicable law, be commingled with the general assets of the Company and no separate fund shall be established. Participants’ accounts are solely for bookkeeping purposes and the Company shall not be obligated to pay interest on any payroll deductions credited to participants’ accounts.
(c)A participant may not alter the rate of payroll deductions during the Offering Period; however, an existing participant may change the rate of payroll deductions effective for the immediately succeeding Offering Period by filing a revised Authorization within the same deadline as applies to new participants for that Offering Period.
(d)Dividends paid on shares of Common Stock for the benefit of a participant shall, be credited to the participant’s brokerage account.
7.Granting of Purchase Rights.
(a)As of the first day of each Offering Period, a participant shall be granted purchase rights for a number of shares of Common Stock or fraction thereof, subject to the adjustments provided for in Paragraph 11(a) below, determined according to the following procedure:
Step 1 -    Determine the amount of the participant’s payroll deduction during the Offering Period;
Step 2 -    Determine the amount which represents the Purchase Price (as defined below); and
Step 3 -    Divide the amount determined in Step 1 by the amount determined in Step 2.
Notwithstanding the foregoing and subject to Paragraph 7(c) below, the maximum number of shares of Common Stock for which a participant may be granted purchase rights for an Offering Period is 1,550 (which number reflects the 2-for-1 stock split on August 29, 2005).

(b)For each Offering Period, the purchase price of shares of Common Stock to be purchased as provided in Paragraph 8 with a participant’s payroll deductions (the “Purchase Price”) shall be the lower of (i) ninety percent (90%) of the fair market value of a share of Common Stock on the Beginning Date, and (ii) ninety percent (90%) of the price of the fair market value of a share of Common stock on the Exercise Date.
(c)Notwithstanding the foregoing, no participant shall be granted purchase rights which permit that participant to purchase shares under all employee purchase plans of the Company and its Subsidiaries at a rate which exceeds $25,000 of the fair market value of the shares (determined as of the Beginning Date of each Offering Period, or the immediately preceding date, where applicable pursuant to Paragraph 7(d) for each calendar year in which such rights are outstanding at any time.
(d)For purposes of this Paragraph 7, the fair market value of a share of Common Stock on the Beginning Date and the Exercise Date shall be determined as follows: (i) if the Common Stock is traded on a national securities exchange, the closing sale price on the principal such exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported; (ii) if the Common Stock is not traded on any such exchange, the mean between the bid and offered prices as quoted by the applicable interdealer quotation system for such date, provided that if the Common Stock is not quoted on an interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, fair market value will be determined by such other method as the Plan Administrator determines in good faith to be reasonable and in compliance with Code Section 409A.
8.Exercise of Purchase Rights. Unless a timely withdrawal has been effected pursuant to Paragraph 10 below, a participant’s rights for the purchase of shares of Common Stock during an Offering Period will be automatically exercised on the Exercise Date (or the immediately preceding date, where applicable pursuant to Paragraph 7(d)) for that Offering Period for the purchase of the maximum number of full and fractional shares which the payroll deductions credited to the participant’s account on that Exercise Date can purchase at the Purchase Price. The applicable Plan Sponsor may make such provisions and take such action as it deems necessary or appropriate for the withholding of taxes and/or social insurance contributions which may be required under applicable law, including the withholding of such taxes from other compensation payable to the participant. Each participant, however, shall be responsible for the payment of all individual tax and social insurance contribution liabilities under the Plan.
9.Delivery. As soon as administratively feasible after the end of each Exercise Date, the Company shall deliver the shares of Common Stock purchased upon the exercise of the purchase rights to the participant’s brokerage account. A participant shall not be allowed to sell, assign, pledge or otherwise transfer any shares of Common Stock purchased by him or her under the Plan until the expiration of fifteen (15) months from the last day of the Offering Period for which such shares were acquired (the “Applicable Restriction Period”) except as contemplated by Paragraph 13 upon the death of a participant. Once any Applicable Restriction Period has expired, a participant may elect at any time thereafter to have the applicable shares of Common Stock (rounded down to the nearest whole share), plus a cash amount equal to the fair market value of any fractional share, delivered to the participant or to an account established by the participant with any brokerage firm.
A participant may not direct the Plan Administrator to sell any shares of Common Stock credited to his or her account, regardless of whether such shares are otherwise immediately deliverable to him or her. The cost of any disposition of shares of Common Stock acquired through participation in the Plan shall be the sole responsibility of the participant.
10.Withdrawal.
(a)A participant will be deemed to have elected to participate in each subsequent Offering Period following his or her initial election to participate in the Plan, unless (i) a written withdrawal notice is delivered to the Plan Administrator (which may be done in writing or through a website to whom participant is directed by the Plan Administrator) at least one week prior to the Beginning Date of an immediately succeeding Offering Period for which the participant desires to withdraw from the Plan, and (ii) the participant provides any other information in accordance with the procedures designated by the Plan Administrator.
(b)A participant whose employment terminates for any reason (including, but not limited to, retirement or death) during an Offering Period and prior to the Exercise Date of such Offering Period will be deemed to have withdrawn from the Plan effective immediately upon the date of such termination of employment.
(c)Upon the withdrawal of a participant from the Plan under the terms of this Paragraph 10 during an Offering Period, the participant’s unexercised purchase rights under this Plan shall immediately terminate, and no further shares of Common Stock will be purchased under the Plan for the Offering Period in which timely notice of withdrawal is provided (or in which the participant’s employment terminates, as applicable) or for any succeeding Offering Period, except as provided pursuant to Paragraph 10(e).
(d)In the event a participant withdraws or is deemed to have withdrawn from the Plan under this Paragraph 10, all payroll deductions credited to the participant’s account will be paid to the participant as soon as administratively feasible, unless, if applicable, such an inactive participant becomes an active participant again prior to the distribution of his or her cash account. Any shares of Common Stock purchased on behalf of such a participant (rounded down to the nearest whole share), plus a cash amount equal to the fair market value of any fractional share, will be delivered to the participant’s brokerage account at the end of the expiration of the Applicable Restriction Period, unless, if applicable, such an inactive participant becomes an active participant again prior to the distribution of such shares. In the event of the participant’s death, all payroll deductions, dividends, shares of Common Stock and fractional share payments shall be paid to the Participant’s beneficiary, estate or other party as provided in Paragraph 13 below.

(e)A participant who has elected to withdraw from the Plan may resume participation in the same manner and pursuant to the same rules as any eligible Employee making an initial election to participate in the Plan.
11.Stock.
(a)The maximum aggregate number of shares of Common Stock to be sold to participants under the Plan shall be 1,000,000 (which number reflects the 2-for-1 stock split on August 29, 2005) shares, subject to further adjustment upon changes in capitalization of the Company as provided in Paragraph 15 below. The shares of Common Stock to be sold to participants under the Plan, may, at the election of the Company, include treasury shares, shares originally issued for such purpose, or shares purchased in the open market. If the total number of shares of Common Stock then available under the Plan for which purchase rights are to be exercised in accordance with Paragraph 8 exceeds the number of such shares then available under the Plan, the Company shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable. If purchase rights expire or terminate for any reason without being exercised in full, the unpurchased shares subject to the rights shall again be available for the purposes of the Plan.
(b)A participant will have no interest in shares of Common Stock covered by his or her purchase rights until such rights have been exercised.
(c)Shares to be delivered to a participant under the Plan will be registered in the name of the participant, or, if the participant so directs, by written notice to the Plan Administrator prior to the Exercise Date, in the names of the participant and one (1) other person designated by the participant, as joint tenants with rights of survivorship, to the extent permitted by applicable law.
12.Administration. The Plan shall be administered by the Company (the “Plan Administrator”). The Plan Administrator shall be vested with full authority to make, administer and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination or action of the Plan Administrator in connection with the interpretation or administration of the Plan shall be final and binding upon all participants and any and all persons claiming under or through any participant.
13.Designation of Beneficiary.
(a)A participant may file with the Plan Administrator a written designation of a beneficiary who is to receive any cash to his or her credit under the Plan in the event of the participant’s death before an Exercise Date, or any shares of Common Stock and cash to his or her credit under the Plan in the event of the participant’s death on or after an Exercise Date but prior to the delivery of such shares and cash. A beneficiary may be changed by the participant at any time by notice in writing to the Plan Administrator.
(b)Upon the death of a participant and upon receipt by the Company of proof of the identity and existence at the time of the participant’s death of a beneficiary designated by the participant in accordance with the immediately preceding Subparagraph, the Company shall deliver such shares of Common Stock or cash, or both, to the beneficiary. In the event a participant dies and is not survived by a then living or in existence beneficiary designated by him in accordance with the immediately preceding Subparagraph, the Company shall deliver such shares or cash, or both, to the personal representative of the estate of the deceased participant. If to the knowledge of the Company no personal representative has been appointed within ninety (90) days following the date of the participant’s death, the Company, in its discretion, may deliver such shares or cash, or both, to the surviving spouse of the deceased participant, or to any one or more dependents or relatives of the deceased participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
(c)No designated beneficiary shall, prior to the death of the participant by whom the beneficiary has been designated, acquire any interest in the shares of Common Stock or cash credited to the participant under the Plan.
14.Transferability. Neither payroll deductions nor any rights with regard to the exercise of purchase rights or rights to receive any shares or cash under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the participant. Any attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Paragraph 10 above.
15.Adjustments Upon Changes in Capitalization. In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, reclassification, stock split, combination of shares or dividend payable in shares of Common Stock, an appropriate adjustment shall automatically be made to the number and kind of shares available for the granting of purchase rights, or as to which outstanding purchase rights shall be exercisable, and to the Purchase Price.
Subject to any required action by the shareholders, if the Company shall be a party to any reorganization involving merger or consolidation with respect to which the Company will not be the surviving entity or acquisition of substantially all of the stock or assets of the Company, the Plan Administrator in its discretion (a) may declare the Plan’s termination in the same manner as if the Board of Directors of the Company had terminated the Plan pursuant to Paragraph 16 below, or (b) may declare that any purchase rights granted hereunder shall pertain to and apply with appropriate adjustment as determined by the Plan Administrator to the securities of the resulting or acquiring corporation to which a holder of the number of shares of Common Stock subject to such rights would have been entitled in such transaction.
Any issuance by the Company of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Purchase Price of shares of Common Stock subject to any purchase rights except as specifically provided otherwise in this Paragraph 15. The grant of purchase rights pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.
16.Amendment or Termination.
(a)The Board of Directors of the Company may at any time terminate or amend the Plan. The cash balances dividends and shares of Common Stock (rounded down to the nearest whole share), plus a cash amount equal to the fair market value of any fractional share, credited to participants’ accounts as of the date of any Plan termination shall be delivered to those participants as soon as administratively feasible following the effective date of the Plan’s termination.
(b)Prior approval of the shareholders shall be required with respect to any amendment that would require the sale of more shares than are authorized under Paragraph 11 of the Plan.
(c)Where prior approval of the shareholders of the Company shall be required with respect to a proposed Plan amendment under applicable federal, state or local law, the Company shall obtain such approval prior to the effective date of any such amendment.
17.Notices. All notices or other communications by a participant to the Plan Administrator under or in connection with the Plan shall be deemed to have been duly given when received by the Secretary of the Company or when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
18.No Contract. This Plan shall not be deemed to constitute a contract between the Company or any Subsidiary and any eligible Employee or to be a consideration or an inducement for the employment of any Employee. Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the service of the Company or any Subsidiary or to interfere with the right of the Company or any Subsidiary to discharge any Employee at any time regardless of the effect which such discharge shall have upon him or her or as a participant of the Plan.
19.Waiver. No liability whatever shall attach to or be incurred by any past present or future shareholders, officers or directors, as such, of the Company or any Subsidiary, under or by reason of any of the terms, conditions or agreements contained in this Plan or implied, and any and all liabilities of, and any and all rights and claims against, the Company or any Subsidiary, or any shareholder, officer or director as such, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to this Plan, are hereby expressly waived and released by every eligible Employee as a part of the consideration for any benefits by the Company under this Plan.
20.Securities Law Restrictions. Shares of Common Stock shall not be issued under the Plan unless (a) the exercise of the related purchase right and the issuance and delivery of the shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, and any rules and regulations promulgated pursuant to such laws and with the requirements of any stock exchange upon which the shares may then be listed; and (b) the express approval of counsel for the Company with respect to such compliance is first obtained. The Company reserves the right to place an appropriate legend on any certificate representing shares of Common Stock issuable under the Plan with any such legend reflecting restrictions on the transfer of the shares as may be necessary to assure the availability of applicable exemptions under federal and state securities laws.
21.Approval of Shareholders and Board of Directors. The Plan was approved by the shareholders of the Company on March 17, 2000, which was within twelve (12) months after the adoption of the Plan by the Board of Directors of the Company. The Plan as amended and restated effective as of July 1, 2020, was approved by the Board of Directors of the Company on June 9, 2020. The Plan as amended and restated effective as of July 1, 2024, was approved by the Board of Directors of the Company on June 13, 2024. Neither the 2020 nor the 2024 amendments to the Plan were modifications requiring shareholder approval.

IN WITNESS WHEREOF, the Company has caused this amended and restated Plan to be executed effective as of the 1st day of July, 2024, but on the actual date below.

ROPER TECHNOLOGIES, INC.

/s/ John K. Stipancich
By:    John K. Stipancich

Title: Executive Vice President, General Counsel and Corporate Secretary

Date: June 14, 2024